EXHIBIT 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

ANNOUNCES FIRST QUARTER

FINANCIAL RESULTS

TOMS RIVER, NEW JERSEY, April 21, 2016…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank (the “Bank”), today announced that diluted earnings per share was $0.25 for the quarter ended March 31, 2016, as compared to $0.32 for the corresponding prior year quarter.

The results of operations for the quarter ended March 31, 2016 included non-recurring merger related expenses which decreased net income, net of tax benefit, by $1.2 million. Excluding this item, core earnings for the quarter ended March 31, 2016 were $5.4 million, or $0.32 per diluted share. (Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of non-recurring merger related expenses.)

Highlights for the quarter are described below.

•	Commercial loans outstanding increased $23.6 million, an annualized growth rate of 9.8%. Growth was adversely affected by cyclical payoffs, however, the loan pipeline remains strong. Total loan originations for the first quarter amounted to $103.3 million.

•	Deposit growth totaled $54.7 million, including $42.7 million of core deposits (all deposits except time deposits). Deposit growth includes $17.0 million of deposits acquired on March 11, 2016 through the purchase of an existing retail branch located in the Toms River market.

•	On March 28, 2016 the Company received regulatory approval for the acquisition of Cape Bancorp, Inc. after the Company entered into a definitive agreement and plan of merger on January 5, 2016. Pending stockholder approvals, the Company expects to close the transaction ahead of schedule on May 2, 2016 and anticipates full integration of Cape’s 22 branches in October 2016.

Chief Executive Officer and President Christopher D. Maher commented, “The Company delivered another quarter of solid earnings, driven by net interest income that was 13.4% higher than the prior year period. Revenue growth offset the incremental investment in five new retail branches acquired or opened during the past year.” Mr. Maher added; “The investment in deposit gathering capabilities has supported our strategy of funding loan growth with high quality, core deposits as deposits grew faster than loans during the first quarter.”

The Company also announced that the Board of Directors declared its seventy-seventh consecutive quarterly cash dividend on common stock. The dividend for the quarter ended March 31, 2016 of $0.13 per share will be paid on May 20, 2016 to stockholders of record on May 9, 2016.

Results of Operations

On July 31, 2015, the Company completed its acquisition of Colonial American Bank (“Colonial”), which added $142.4 million to assets, $121.2 million to loans, and $123.3 million to deposits. Colonial’s results of operations are included in the consolidated results for the quarter ended March 31, 2016 but are excluded from the results of operation for the corresponding prior year period.

Net income for the quarter ended March 31, 2016 was $4.2 million, or $0.25 per diluted share, as compared to net income of $5.3 million, or $0.32 per diluted share, for the corresponding prior year period. Excluding the non-recurring merger related expenses, diluted earnings per share were equal to the prior year period as higher net interest income was offset by higher operating expenses and provision for loan losses, and lower other income. Net income for the quarter ended March 31, 2016 included a loss of $279,000 attributable to the operations of a hotel, golf and banquet facility acquired in the fourth quarter of 2015 as other real estate owned. Excluding merger related expense, diluted earnings per share decreased $0.01 from the prior linked quarter primarily due to the loss incurred operating other real estate owned.

Net interest income for the quarter ended March 31, 2016 increased to $20.6 million as compared to $18.1 million for the same prior year period, reflecting an increase in interest-earning assets and a higher net interest margin. Average interest-earning assets increased $234.3 million for the quarter as compared to the same prior year period. The current quarter was favorably impacted by the interest-earning assets acquired from Colonial, which averaged $107.9 million for the quarter ended March 31, 2016. Average loans receivable, net, increased $278.4 million for the quarter ended March 31, 2016, as compared to the same prior year period. The increase attributable to Colonial was $101.5 million for the quarter. The net interest margin increased to 3.32% for the quarter ended March 31, 2016, as compared 3.24% for the same prior year period. The yield on average interest-earning assets increased to 3.73% for the quarter ended March 31, 2016, as compared to 3.60% for the same prior year period. The yield on average interest-earning assets for the quarter ended March 31, 2016 benefited from the growth in higher-yielding average loans receivable and the reduction in lower-yielding average securities. The cost of average interest-bearing liabilities increased to 0.50% for the quarter ended March 31, 2016, as compared to 0.45% in the prior year period. In anticipation of an eventual rise in interest rates, the Company has extended its borrowed funds into higher-costing, longer-term maturities and has opportunistically grown higher-cost, longer-term certificates of deposit. Since December 31, 2013, the Bank has extended $206.9 million of short-term funding into 3-5 year maturities, extending the weighted average maturity of term borrowings from 1.3 years to 2.9 years at March 31, 2016. The total cost of deposits (including non-interest bearing deposits) was 0.26% for the quarter ended March 31, 2016, as compared to 0.21% for the prior year period.

Net interest income for the quarter ended March 31, 2016 decreased $129,000, as compared to the prior linked quarter, as the net interest margin decreased to 3.32% from 3.37%. The yield on average interest-earning assets decreased to 3.73% for the quarter ended March 31, 2016, from 3.77% for the prior linked quarter, while the cost of average interest-bearing liabilities remained at 0.50% for both periods. Loan fees, included in net interest income, declined $174,000 from the prior linked quarter.

For the quarter ended March 31, 2016, the provision for loan losses was $563,000, as compared to $375,000, for the corresponding prior year period. Net charge-offs increased to $1.1 million for the quarter ended March 31, 2016, as compared to net charge-offs of $273,000 in the corresponding prior year period and $217,000 for the quarter ended December 31, 2015. Two non-performing commercial loans accounted for $886,000 of the total net charge-off. Non-performing loans decreased by $2.1 million at March 31, 2016, as compared to December 31, 2015.

For the quarter ended March 31, 2016, other income decreased to $3.4 million, as compared to $4.0 million in the same prior year period. The decrease from the prior year quarter was primarily due to higher net losses from other real estate operations of $427,000, as compared to the prior year. The loss is predominately due to the seasonal operations of the hotel, golf and banquet facility acquired as other real estate owned in the fourth quarter of 2015. The Bank is in the process of finalizing a sale agreement with a qualified buyer with an expected mid-year closing. Fees and service charges declined $72,000 from the prior year due to the sector wide impact of the consumer shift away from deposit overdrafts. The 2015 results included a gain on sale of loan servicing of $81,000. For the quarter ended March 31, 2016, other income decreased $742,000, as compared to the prior linked quarter. The decrease was related to a higher net loss on other real estate operations of $368,000 and a reduction in fees and service charges of $265,000.

Operating expenses increased to $16.7 million, for the quarter ended March 31, 2016, as compared to $13.7 million in the same prior year period. Operating expenses for the quarter ended March 31, 2016 include $1.4 million in non-recurring merger related expenses relating to the pending acquisition of Cape. Excluding merger related expenses, the increase in operating expenses over the prior year was primarily due to the operations of Colonial, $448,000; the investment in commercial lending, $441,000; and the impact of the new branches, $331,000.

For the quarter ended March 31, 2016, operating expenses decreased $571,000, as compared to the prior linked quarter, excluding merger related expenses. The decrease was primarily due to lower equipment, marketing and data processing expenses.

The provision for income taxes was $2.5 million, for the quarter ended March 31, 2016, as compared to $2.7 million for the same prior year period. The effective tax rate was 36.8% for the quarter ended March 31, 2016 as compared to 34.3%, for the same prior year period and 34.7% in the prior linked quarter. The increases in the effective tax rate over the prior periods were primarily due to non-deductible merger related expenses.

Financial Condition

Total assets decreased by $4.6 million to $2,588.4 million at March 31, 2016, from $2,593.1 million at December 31, 2015. Loans receivable, net, increased by $26.3 million, to $1,997.0 million at March 31, 2016, from $1,970.7 million at December 31, 2015 and included the purchase of a pool of performing, locally originated, one-to-four family, non-conforming mortgage loans for $12.8 million. The increase in loans receivable, net, was partly offset by a decrease in total securities of $19.0 million. As part of the acquisition of Colonial and the Toms River branch, the Company has outstanding goodwill and core deposit intangible at March 31, 2016 of $2.1 million and $310,000, respectively.

Deposits increased by $54.7 million, to $1,971.4 million at March 31, 2016, from $1,916.7 million at December 31, 2015. Business deposits increased $23.9 million demonstrating the value of relationship based lending. The loan-to-deposit ratio at March 31, 2016 was 101.3%, as compared to 102.8% at December 31, 2015. The deposit growth partly funded a decrease in FHLB advances of $72.5 million, to $251.9 million at March 31, 2016, from $324.4 million at December 31, 2015.

Stockholders’ equity increased to $241.1 million at March 31, 2016, as compared to $238.4 million at December 31, 2015. At March 31, 2016, there were 244,804 shares available for repurchase under the stock repurchase program adopted in July of 2014. Tangible stockholders’ equity per common share was $13.75 at March 31, 2016, as compared to $13.67 at December 31, 2015.

Asset Quality

The Company’s non-performing loans totaled $16.2 million at March 31, 2016, compared to $18.3 million at December 31, 2015 and $19.4 million at March 31, 2015. Non-performing loans do not include $376,000 of purchased credit impaired (“PCI”) loans acquired from Colonial. The

Company’s other real estate owned totaled $9.0 million at March 31, 2016, as compared to $8.8 million at December 31, 2015. The amount includes $7.0 million relating to the hotel, golf and banquet facility located in New Jersey which the Company acquired in the fourth quarter of 2015. At March 31, 2016, the Company’s allowance for loan losses was 0.80% of total loans, a decrease from 0.84% at December 31, 2015. These ratios exclude an allowance on the Colonial loans which were acquired at fair value. The allowance for loan losses as a percent of total non-performing loans was 100.13% at March 31, 2016 as compared to 91.51% at December 31, 2015.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, April 22, 2016 at 11:00 a.m. Eastern time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10083319 from one hour after the end of the call until July 21, 2016. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.

* * *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a community bank with $2.6 billion in assets and 28 branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank delivers commercial and residential financing solutions, wealth management, and deposit services throughout the central New Jersey region and is the largest and oldest financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	March 31, 2016	December 31, 2015	March 31, 2015
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$34,261	$43,946	$34,792
Securities available-for-sale, at estimated fair value	30,085	29,902	30,019
Securities held-to-maturity, net (estimated fair value of $378,613 at March 31, 2016, $397,763 at December 31, 2015, and $449,955 at March 31, 2015, respectively)	375,616	394,813	442,829
Federal Home Loan Bank of New York stock, at cost	16,645	19,978	16,728
Loans receivable, net	1,996,993	1,970,703	1,736,825
Mortgage loans held for sale	3,386	2,697	6,020
Interest and dividends receivable	6,036	5,860	5,474
Other real estate owned	9,029	8,827	3,835
Premises and equipment, net	28,322	28,419	24,868
Servicing asset	544	589	548
Bank Owned Life Insurance	57,868	57,549	56,494
Deferred tax asset	16,786	17,016	15,372
Other assets	10,485	10,691	10,337
Core deposit intangible	310	256	—
Goodwill	2,081	1,822	—

Total assets	$2,588,447	$2,593,068	$2,384,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,971,360	$1,916,678	$1,800,926
Securities sold under agreements to repurchase with retail customers	83,913	75,872	65,879
Federal Home Loan Bank advances	251,917	324,385	251,778
Other borrowings	22,500	22,500	27,500
Due to brokers	—	—	1,124
Advances by borrowers for taxes and insurance	7,271	7,121	7,485
Other liabilities	10,410	8,066	9,147

Total liabilities	2,347,371	2,354,622	2,163,839

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772 shares issued and 17,358,005, 17,286,557, and 16,863,429, shares outstanding at March 31, 2016, December 31, 2015, and March 31, 2015, respectively	336	336	336
Additional paid-in capital	271,003	269,757	266,824
Retained earnings	231,016	229,140	220,677
Accumulated other comprehensive loss	(5,923)	(6,241)	(6,788)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(2,974)	(3,045)	(3,259)
Treasury stock, 16,208,767, 16,280,215, and 16,703,343 shares at March 31, 2016, December 31, 2015, and March 31, 2015, respectively	(252,382)	(251,501)	(257,488)
Common stock acquired by Deferred Compensation Plan	(305)	(314)	(307)
Deferred Compensation Plan Liability	305	314	307

Total stockholders’ equity	241,076	238,446	220,302

Total liabilities and stockholders’ equity	$2,588,447	$2,593,068	$2,384,141

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the Three Months Ended,
	March 31, 2016	December 31, 2015	March 31, 2015
	(unaudited)
Interest income:
Loans	$21,035	$21,143	$18,029
Mortgage-backed securities	1,415	1,449	1,623
Investment securities and other	623	557	517

Total interest income	23,073	23,149	20,169

Interest expense:
Deposits	1,271	1,217	955
Borrowed funds	1,243	1,244	1,081

Total interest expense	2,514	2,461	2,036

Net interest income	20,559	20,688	18,133

Provision for loan losses	563	300	375

Net interest income after provision for loan losses	19,996	20,388	17,758

Other income:
Bankcard services revenue	851	926	783
Wealth management revenue	550	530	528
Fees and service charges	1,817	2,082	1,889
Loan servicing income	56	82	52
Net gain on sale of loan servicing	—	—	81
Net gain on sales of loans available for sale	179	185	193
Net loss from other real estate operations	(406)	(38)	21
Income from Bank Owned Life Insurance	319	343	446
Other	10	8	(7)

Total other income	3,376	4,118	3,986

Operating expenses:
Compensation and employee benefits	8,466	8,438	7,539
Occupancy	1,626	1,518	1,454
Equipment	969	1,162	798
Marketing	251	428	274
Federal deposit insurance	529	528	498
Data processing	1,265	1,349	1,088
Check card processing	420	427	475
Professional fees	498	541	395
Other operating expense	1,277	1,481	1,167
Amortization of core deposit intangible	13	13	—
Merger related expense	1,402	614	50

Total operating expenses	16,716	16,499	13,738

Income before provision for income taxes	6,656	8,007	8,006
Provision for income taxes	2,451	2,777	2,744

Net income	$4,205	$5,230	$5,262

Basic earnings per share	$0.25	$0.31	$0.32

Diluted earnings per share	$0.25	$0.31	$0.32

Average basic shares outstanding	16,906	16,867	16,476

Average diluted shares outstanding	17,118	17,126	16,637

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

		March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Commercial:
Commercial and industrial		$141,364	$144,788	$129,379	$111,229	$107,476
Commercial real estate – owner-occupied		308,666	307,509	317,438	281,178	274,924
Commercial real estate – investor		536,754	510,936	486,625	417,108	392,846

Total commercial		986,784	963,233	933,442	809,515	775,246

Consumer:
Residential mortgage		796,139	793,946	789,517	749,416	752,329
Residential construction		54,259	50,757	51,580	52,428	48,891
Home equity loans and lines		190,621	192,368	193,587	191,708	195,843
Other consumer		570	792	719	643	534

Total consumer		1,041,589	1,037,863	1,035,403	994,195	997,597

Total loans		2,028,373	2,001,096	1,968,845	1,803,710	1,772,843

Loans in process		(15,033)	(14,206)	(14,145)	(16,073)	(16,790)
Deferred origination costs, net		3,253	3,232	3,216	3,230	3,211
Allowance for loan losses		(16,214)	(16,722)	(16,638)	(16,534)	(16,419)

Total loans, net		2,000,379	1,973,400	1,941,278	1,774,333	1,742,845

Less: mortgage loans held for sale		3,386	2,697	2,306	1,454	6,020

Loans receivable, net		$1,996,993	$1,970,703	$1,938,972	$1,772,879	$1,736,825

Mortgage loans serviced for others		$152,653	$158,244	$164,488	$173,090	$193,084

Loan pipeline:	Average Yield
Commercial	4.30%	$57,571	$53,785	$71,944	$58,613	$43,786
Residential mortgage and construction	3.68	28,528	31,860	39,894	26,854	36,222
Home equity loans and lines	4.46	8,082	5,481	8,859	8,059	9,333

Total	4.13	$94,181	$91,126	$120,697	$93,526	$89,341

		For the Three Months Ended,
		March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Loan originations:
Commercial	4.18%	$58,005	$72,534	$70,378	$52,037	$69,436
Residential mortgage and construction	3.92	34,361	43,616	35,994	47,261	45,912
Home equity loans and lines	4.43	10,915	10,431	13,841	13,259	11,063

Total	4.12	$103,281	$126,581	$120,213	$112,557	$126,411

Loans sold		$8,901	$9,784	$11,063	$16,788	$10,979

DEPOSITS

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Type of Account
Non-interest-bearing	$351,743	$337,143	$362,079	$328,175	$308,036
Interest-bearing checking	860,468	859,927	883,940	794,310	864,398
Money market deposit	163,885	153,196	151,657	123,017	107,937
Savings	327,845	310,989	310,009	306,079	306,291
Time deposits	267,420	255,423	260,086	210,094	214,264

	$1,971,361	$1,916,678	$1,967,771	$1,761,675	$1,800,926

OceanFirst Financial Corp.

ASSET QUALITY

(in thousands)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

ASSET QUALITY
Non-performing loans:
Commercial and industrial	$909	$123	$115	$115	$117
Commercial real estate – owner-occupied	4,354	7,684	15,666	13,139	11,704
Commercial real estate – investor	940	3,112	1,391	1,462	1,476
Residential mortgage	8,788	5,779	5,481	4,288	3,969
Home equity loans and lines	1,202	1,574	1,738	1,899	2,140
Other consumer	—	2	3	2	—

Total non-performing loans	16,193	18,274	24,394	20,905	19,406
Other real estate owned	9,029	8,827	3,262	3,357	3,835

Total non-performing assets	$25,222	$27,101	$27,656	$24,262	$23,241

Purchased credit impaired (“PCI”) loans	$376	$461	$1,019	$—	$—

Delinquent loans 30 to 89 days	$6,996	$9,087	$8,025	$7,258	$14,903

Troubled debt restructurings:
Non-performing (included in total non- performing loans above)	$4,775	$4,918	$3,819	$3,832	$3,153
Performing	26,689	26,344	26,935	27,618	22,674

Total troubled debt restructurings	$31,464	$31,262	$30,754	$31,450	$25,827

Allowance for loan losses	$16,214	$16,722	$16,638	$16,534	$16,419

Allowance for loan losses as a percent of total loans receivable	0.80%	0.84%	0.85%	0.92%	0.93%
Allowance for loan losses as a percent of total non-performing loans	100.13	91.51	68.21	79.09	84.61
Non-performing loans as a percent of total loans receivable	0.80	0.91	1.24	1.16	1.09
Non-performing assets as a percent of total assets	0.97	1.05	1.08	1.01	0.97

NET CHARGE-OFFS

	For the quarter ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Net Charge-offs:
Loan charge-offs	$(1,172)	$(236)	$(210)	$(331)	$(358)
Recoveries on loans	101	19	14	146	85

Net loan charge-offs	$(1,071)	$(217)	$(196)	$(185)	$(273)

Net loan charge-offs to average total loans (annualized)	0.21%	0.04%	0.04%	0.04%	0.06%

Net charge-off detail - (loss) recovery:
Commercial	$(1,073)	$12	$(47)	$(3)	$(86)
Residential mortgage and construction	(24)	(117)	(51)	11	(10)
Home equity loans and lines	28	(109)	(98)	(192)	(173)
Other consumer	(2)	(3)	—	(1)	(4)

Net loans charged-off	$(1,071)	$(217)	$(196)	$(185)	$(273)

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE THREE MONTHS ENDED,
	MARCH 31, 2016			DECEMBER 31, 2015			MARCH 31, 2015
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$48,501	$28	0.23%	$41,227	$16	0.16%	$28,249	$5	0.07%
Securities (1) and FHLB stock	445,696	2,010	1.80	456,486	1,990	1.74	509,998	2,135	1.67
Loans receivable, net (2):
Commercial	972,050	10,998	4.53	943,116	11,154	4.73	740,463	8,299	4.48
Residential	830,840	8,039	3.87	836,722	7,953	3.80	778,483	7,731	3.97
Home equity	191,355	1,990	4.16	193,314	2,028	4.20	196,530	1,991	4.05
Other	501	8	6.39	544	8	5.88	432	8	7.41
Allowance for loan loss net of deferred loan fees	(13,645)	—	—	(13,597)	—	—	(13,188)	—	—

Total loans	1,981,101	21,035	4.25	1,960,099	21,143	4.31	1,702,720	18,029	4.24

Total interest-earning assets	2,475,298	23,073	3.73	2,457,812	23,149	3.77	2,240,967	20,169	3.60

Non-interest-earning assets	129,719			129,297			111,904

Total assets	$2,605,017			$2,587,109			$2,352,871

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing checking	$899,883	305	0.14	$909,962	279	0.12	$874,126	196	0.09
Money market	156,326	70	0.18	152,416	76	0.20	101,255	20	0.08
Savings	316,148	26	0.03	309,037	27	0.03	303,397	24	0.03
Time deposits	263,722	870	1.32	256,378	836	1.30	205,575	715	1.39

Total	1,636,079	1,271	0.31	1,627,793	1,218	0.30	1,484,353	955	0.26
Securities sold under agreements to repurchase	83,506	28	0.13	78,892	29	0.15	66,641	21	0.13
FHLB advances	266,234	1,084	1.63	252,812	1,040	1.65	242,437	861	1.42
Other borrowings	22,500	131	2.33	25,467	174	2.73	27,500	199	2.89

Total interest-bearing liabilities	2,008,319	2,514	0.50	1,984,964	2,461	0.50	1,820,931	2,036	0.45

Non-interest-bearing deposits	343,371			349,473			297,453
Non-interest-bearing liabilities	13,328			16,174			14,694

Total liabilities	2,365,018			2,350,611			2,133,078
Stockholders’ equity	239,999			236,498			219,793

Total liabilities and stockholders’ equity	$2,605,017			$2,587,109			$2,352,871

Net interest income		$20,559			$20,688			$18,133

Net interest rate spread (3)			3.23%			3.27%			3.15%

Net interest margin (4)			3.32%			3.37%			3.24%

Total cost of deposits (including non-interest bearing deposits)			0.26%			0.25%			0.21%

(1)	Amounts are recorded at average amortized cost
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.

SELECTED QUARTERLY FINANCIAL DATA

(in thousands, except per share amounts)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Selected Financial Condition Data:

Total assets	$2,588,447	$2,593,068	$2,557,898	$2,395,100	$2,384,141
Securities available-for-sale, at estimated fair value	30,085	29,902	30,108	30,030	30,019
Securities held-to-maturity, net	375,616	394,813	392,932	414,625	442,829
Federal Home Loan Bank of New York stock	16,645	19,978	15,970	18,740	16,728
Loans receivable, net	1,996,993	1,970,703	1,938,972	1,772,879	1,736,825
Mortgage loans held-for-sale	3,386	2,697	2,306	1,454	6,020
Deposits	1,971,360	1,916,678	1,967,771	1,761,675	1,800,926
Federal Home Loan Bank advances	251,917	324,385	233,006	295,616	251,778
Securities sold under agreements to repurchase and other borrowings	106,413	98,372	105,493	99,187	93,379
Stockholders’ equity	241,076	238,446	234,688	221,535	220,302

	For the quarter ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Selected Operating Data:
Interest income	$23,073	$23,149	$21,970	$20,576	$20,169
Interest expense	2,514	2,461	2,395	2,143	2,036

Net interest income	20,559	20,688	19,575	18,433	18,133
Provision for loan losses	563	300	300	300	375

Net interest income after provision for loan losses	19,996	20,388	19,275	18,133	17,758
Other income	3,376	4,118	4,152	4,171	3,986
Operating expenses	15,314	15,885	15,117	14,208	13,688
Merger related expenses	1,402	614	1,030	184	50

Income before provision for income taxes	6,656	8,007	7,280	7,912	8,006
Provision for income taxes	2,451	2,777	2,582	2,779	2,744

Net income	$4,205	$5,230	$4,698	$5,133	$5,262

Diluted earnings per share	$0.25	$0.31	$0.28	$0.31	$0.32

	At or For the Quarter Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):

Return on average assets (2)	0.65%	0.81%	0.75%	0.86%	0.89%
Return on average stockholders’ equity (2)	7.01	8.85	8.02	9.29	9.58
Return on average tangible stockholders’ equity (2)(3)	7.07	8.93	8.07	9.29	9.58
Stockholders’ equity to total assets	9.31	9.19	9.18	9.25	9.24
Tangible stockholders’ equity to tangible assets (3)	9.23	9.12	9.10	9.25	9.24
Net interest rate spread	3.23	3.27	3.16	3.15	3.15
Net interest margin	3.32	3.37	3.26	3.23	3.24
Operating expenses to average assets (2)	2.57	2.55	2.56	2.40	2.34
Efficiency ratio (2) (4)	69.84	66.51	68.05	63.67	62.11

Wealth Management:
Assets under administration (000’s)	$203,723	$229,039	$205,087	$216,533	$217,831

Per Share Data:

Cash dividends per common share	$0.13	$0.13	$0.13	$0.13	$0.13
Stockholders’ equity per common share at end of period	13.89	13.79	13.58	13.25	13.06
Tangible stockholders’ equity per common share at end of period (3)	13.75	13.67	13.46	13.25	13.06

Number of full-service customer facilities:	28	27	27	24	23

(continued)

	For the quarter ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015

Quarterly Average Balances
Total securities	$445,696	$456,486	$468,707	$490,760	$509,998
Loans, receivable, net	1,981,101	1,960,099	1,875,458	1,762,995	1,702,720
Total interest-earning assets	2,475,298	2,457,812	2,399,212	2,282,391	2,240,967
Total assets	2,605,017	2,587,109	2,521,481	2,394,836	2,352,871
Transaction deposits	1,372,357	1,371,415	1,319,106	1,273,717	1,278,778
Time deposits	263,722	256,378	244,325	212,160	205,575
Total borrowed funds	372,240	357,171	355,639	365,804	336,578
Total interest-bearing liabilities	2,008,319	1,984,964	1,919,070	1,851,681	1,820,931
Non-interest bearing deposits	343,371	349,473	354,411	307,528	297,453
Stockholder’s equity	239,999	236,498	234,173	220,920	219,793
Total deposits	1,979,450	1,977,266	1,917,842	1,793,405	1,781,806

Quarterly Yields
Total securities	1.80%	1.74%	1.69%	1.65%	1.67%
Loans, receivable, net	4.25	4.31	4.26	4.21	4.24
Total interest-earning assets	3.73	3.77	3.66	3.61	3.60
Transaction deposits	0.12	0.11	0.12	0.07	0.08
Time deposits	1.32	1.30	1.28	1.37	1.39
Borrowed funds	1.34	1.39	1.39	1.29	1.28
Total interest-bearing liabilities	0.50	0.50	0.50	0.46	0.45
Net interest spread	3.23	3.27	3.16	3.15	3.15
Net interest margin	3.32	3.37	3.26	3.23	3.24
Total deposits	0.26	0.25	0.24	0.22	0.21

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)	Performance ratios for each period include non-recurring merger related expenses. Refer to Other Items – Non-GAAP Reconciliation for impact of merger related expenses.
(3)	Tangible stockholder’s equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.
(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.

OTHER ITEMS

(in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the quarter ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Core earnings:
Net income	$4,205	$5,230	$4,698	$5,133	$5,262
Add: Non-core merger related expenses	1,402	614	1,030	184	50
Less: Income tax benefit on non-core expenses	(171)	(173)	(316)	(33)	(13)

Core earnings	$5,436	$5,671	$5,412	$5,284	$5,299

Core diluted earnings per share	$0.32	$0.33	$0.32	$0.32	$0.32

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Total stockholder’s equity	$241,076	$238,446	$234,688	$221,535	$220,302
Less:
Goodwill	2,081	1,822	1,845	—	—
Core deposit intangible	310	256	269	—	—

Tangible stockholders’ equity	$238,685	$236,368	$232,574	$221,535	$220,302

Total Assets	$2,588,447	$2,593,068	$2,557,898	$2,395,100	$2,384,141
Less:
Goodwill	2,081	1,822	1,845	—	—
Core deposit intangible	310	256	269	—	—

Tangible assets	$2,586,056	$2,590,990	$2,555,784	$2,395,100	$2,384,141

Tangible stockholders’ equity to tangible assets	9.23%	9.12%	9.10%	9.25%	9.24%

Net accretion/amortization of purchase accounting adjustments included in net interest income	$164	$177	$140	$—	$—